UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  August 16, 2006


                        COGNITRONICS CORPORATION
         (Exact name of registrant as specified in its charter)


         New York                   1-8496         13-1953544
(State or other jurisdiction  (Commission File  (I.R.S. Employer
    of incorporation)             Number)       Identification No.)

              3 Corporate Drive, Danbury, Connecticut 06810
      (Address of principal executive offices, including zip code)

                             (203) 830-3400
          (Registrant's telephone number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Employment Agreement with Michael Mitchell

On August 16, 2006, Cognitronics Corporation (the "Company") entered into an Employment Agreement with Michael Mitchell (the "Employment Agreement"), pursuant to which Mr. Mitchell will assume the positions of President and Chief Executive Officer of the Company. Under the terms of the Employment Agreement, Mr. Mitchell will be employed on an "at will" basis, will receive an annual base salary of Two Hundred Fifty Thousand Dollars ($250,000) and will be eligible for an annual cash bonus as determined at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Mitchell will also be entitled to participate in all employee benefit programs of the Company, as such programs may be in effect from time to time. Mr. Mitchell will also receive a grant of 200,000 shares of restricted stock, as described in greater detail under the heading "Restricted Stock Agreement with Michael Mitchell" below.

If the Company terminates Mr. Mitchell's employment without Serious Cause (as defined in the Employment Agreement) or Mr. Mitchell terminates his employment for Good Reason (as defined in the Employment Agreement), the Company will continue to pay Mr. Mitchell his then-current base salary for a period of six (6) months from the date of such termination and shall be entitled to participate in the Company's health benefit plans (with standard employee payment not to exceed the payment level prior to termination) for the period of one (1) year. If Mr. Mitchell's employment is terminated by the Company (or successor thereto) without Serious Cause or Mr. Mitchell terminates employment with the Company (or successor thereto) for Good Reason, within the period commencing on the date that a Change of Control (as defined in the Employment Agreement) is formally proposed to the Company's Board of Directors and ending on the second anniversary of the date on which such Change of Control occurs, then Mr. Mitchell will be entitled to receive his then-current base salary for a period of one (1) year from the date of such termination and in addition will be entitled to participate in the Company's health benefit plans (with standard employee payment not to exceed the payment level prior to the change in control) for the period of one (1) year. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as
Exhibit 10.1 hereto and incorporated herein by reference.

Restricted Stock Agreement with Michael Mitchell

On August 16, 2006, as a material inducement to Mr. Mitchell becoming the President and Chief Executive Officer of the Company, the Company entered into a Restricted Stock Agreement (the "Restricted Stock Agreement") with Mr. Mitchell pursuant to which the Company granted to Mr. Mitchell Two Hundred Thousand (200,000) shares of common stock of the Company. The restrictions with respect to these shares will lapse with respect to all of the shares on the fourth anniversary of the date of grant; provided that the restrictions shall lapse earlier upon a Change in Control of the Company (as defined in the Restricted Stock Agreement).

The foregoing shares of restricted stock were issued as an inducement grant in accordance with the exemption from shareholder approval provided in Section 711(a) of the American Stock Exchange Company Guide.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the Restricted Stock Agreement, a copy of which is filed as Exhibit
10.2 hereto and incorporated herein by reference.

Severance and Release Agreement with Brian J. Kelley

On August 16, 2006, in connection with his resignation as President and Chief Executive Officer and as a Director of the Company, the Company entered into a Severance and Release Agreement with Brian J. Kelley
(the "Severance Agreement"). Pursuant to the Severance Agreement, the Company will pay to Mr. Kelley a lump sum of Three Hundred Ninety
Thousand Seven Hundred Twenty-Three Dollars and Thirteen Cents ($390,723.13) (which amount includes accrued vacation and other expenses) and will arrange to provide Mr. Kelley with payment of such amounts under COBRA as are required to maintain existing health insurance coverage (less amounts payable by Mr. Kelley had he remained employed by Cognitronics). The Company will also allow Mr. Kelley the continued use of his Company automobile for ninety days and agreed to reimburse Mr. Kelley for his legal and accounting expenses of up to $10,000. Mr. Kelley and the Company also provided each other with a general release of claims.

Pursuant to the Severance Agreement, the Company also extended the period for Mr. Kelley to exercise his outstanding Company stock options to two years from the date of the Severance Agreement and accelerated the vesting of a previously unvested option to purchase 53,333 shares of Company common stock. The Company also agreed to remove the restrictions on 62,550 shares of unvested restricted Company common stock. Mr. Kelley also agreed to repay his outstanding loan to the Company in the amount of $524,133.27 by tendering to the Company for cancellatiion 259,472 shares of Company common stock (valued at the closing price on the American Stock Exchange on the date immediately preceding the date of the Severance Agreement).

Pursuant to the Severance Agreement, Mr. Kelley will continue to provide certain consulting services to the Company with respect to sales and marketing of the Company's CX product line for a period of twelve (12) months. In consideration for these services, Mr. Kelley will receive a consulting fee equal to five percent (5%) of any revenues received by the Company as a result of new orders of the Company's CX product line ("Qualified Sales") during the Consulting Period.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.


Item 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the Severance and Release Agreement between the Company and Brian J. Kelley described in Item 1.01 above, on August 16, 2006, the Company and Mr. Kelley terminated the Executive Severance Agreement between the Company and Mr. Kelley dated as of October 16, 1995, as amended (the "1995 Severance Agreement"). The 1995 Severance Agreement provided for certain payments to be made to Mr. Kelley upon his severance in connection with a change of control of the Company. Notwithstanding the foregoing, pursuant to the Severance Agreement described in Item 1.01 above: (i) the covenants set forth in paragraph 5 of the 1995 Severance Agreement (which relate to Mr. Kelley's duty to keep certain information of Cognitronics confidential) shall remain in effect indefinitely and (ii) the covenants set forth in paragraphs
6 and 7 of the 1995 Severance Agreement (which relate to Mr. Kelley's duties with respect to inventions and discoveries and the parties respective obligations with respect to nondisparagement) shall remain in effect for the periods contemplated in such paragraphs.


Item 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

On August 16, 2006, in connection with his appointment as President and Chief Executive Officer of the Company, the Company entered into a Restricted Stock Agreement with Michael Mitchell pursuant to which Mr. Mitchell was granted 200,000 shares of restricted common stock of the Company. The restricted shares were issued pursuant to the private placement exemption set forth in
Section 4(2) of the Securities Act of 1933, as amended. A description of the Restricted Stock Agreement is provided in Item 1.01 hereof and is incorporated by reference herein.


Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)	On August 16, 2006, Brian J. Kelley resigned as President, Chief
Executive Officer and as a member of the Board of Directors of the Company.

(c)	On August 16, 2006, the Company appointed Michael Mitchell as its
President and Chief Executive Officer. Mr. Mitchell, age 46, served as Executive Vice President of Business Development of the Company's
subsidiary ThinkEngine Networks, Inc. from November 2005 through April
2006.   He also served as President and Chief Executive Officer of
ThinkEngine Networks, Inc. from October 2001 through its acquisition by the Company in November 2005. From September 2000 through September 2001 he was President of Nortel Networks Application Management Solutions.

A description of the Employment Agreement between the Company and Mr. Mitchell is set forth in Item 1.01 hereof and is incorporated by reference herein.


Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits - The following exhibits are filed as part of this report:

10.1	Employment Agreement between the Registrant and Michael Mitchell
10.2	Restricted Stock Agreement between the Registrant and Michael Mitchell
10.3 Severance and Release Agreement between the Registrant and Brian J.
Kelley
99.1	Press Release dated August 16, 2006





                               SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                COGNITRONICS CORPORATION


Date:  August 16, 2006 		                 By:   /s/ Garrett Sullivan
					                       Garrett Sullivan
                    					     Treasurer
















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